Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for August 2003

Mesa Royalty Trust

JPMorgan Chase Bank, Trustee

NEWS RELEASE

For Immediate Release

AUSTIN, TEXAS August 20, 2003 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of August 2003. Unitholders of record on August 29, 2003 will receive a distribution amounting to $758,965 or $0.407259535 per unit payable on October 31, 2003. Royalty income from the San Juan Basin Properties totaled $351,531. Royalty income from the Hugoton Properties totaled $409,731.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:	Mesa Royalty Trust JPMorgan Chase Bank, as Trustee Mike Ulrich 1(800) 852-1422 (512) 479-2562

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          P.O. Box 550 Austin, TX 78789